Exhibit 99.2

FORTISSIMO ACQUISITION CORP. ANNOUNCES IT HAS ENTERED INTO A
NON-BINDING LETTER OF INTENT WITH STINK LTD.

New York, NY, September 10, 2008 - Fortissimo Acquisition Corp. (OTC BB: FSMO; FSMOW; FSMOU) (“Fortissimo”), announced today that it has entered into a non-binding letter of intent with Stink Ltd. (“Stink”), an award-winning, London-based production company, such that following and contingent upon the completion of the pending merger with Psyop, the combined Fortissimo/Psyop entity would merge with Stink to form a global production and digital content creation company with expertise in live action production, design, animation, visual effects and mixed media, initially focused on the advertising market.

Yuval Cohen, Chairman of Fortissimo, stated, “We believe that a merger of Stink into Fortissimo/Psyop would enable us to begin to implement our M&A growth strategy and enhance shareholder value. Stink and Psyop have worked together on several projects and the combination of the two entities will enable us to expand the company’s reach and provide opportunities for global growth across various forms of media.”

Under the terms of the non-binding letter of intent, the combined Fortissimo/Psyop entity would acquire all of the outstanding interests of Stink in exchange for aggregate consideration of approximately $32.9 million (based on Fortissimo’s closing stock price on September 9, 2008), comprised of a cash payment of $5,941,267 at the closing, as well as the issuance of 4,538,863 shares of common stock. An additional cash payment and share issuance may be made to the shareholders of Stink in the event that Psyop has outstanding debt at the time of its merger with Fortissimo. It is estimated that such additional payment will not exceed an additional $4.4 million in the aggregate (of which a maximum of an additional $758,733 shall be payable in cash and the remainder in shares). In addition, certain earn-outs related to revenue and EBITDA targets for 2009 through 2011 may be paid to the shareholders of Stink and former owners of Psyop, based on a sliding scale, as well as other contingent payments related to the exercise or redemption of Fortissimo’s warrants.

In addition, the former owners of Psyop prior to its merger with Fortissimo would agree to the following modifications to the terms of merger consideration in the transaction currently pending between Fortissimo and Psyop, which modifications would be effective only if the merger with Stink is consummated substantially on the terms described herein:

•
The payments of $3 million in 2008 and $3 million in 2009 for achievement of certain EBITDA milestones, payable to the former owners of Psyop prior to its merger with Fortissimo pursuant to the terms of the Psyop merger agreement will be cancelled, and

•	The earn-out payments provided in the Psyop merger agreement will be eliminated and replaced with the earn-out payments associated with the non-binding letter of intent.

The proposed terms of the transaction contemplated by the non-binding letter of intent are subject to change and would also be subject to customary closing and other conditions. Any proposed merger or other transaction with Stink would be subject to the approval of the Fortissimo stockholders at a stockholder meeting that would be called for such purpose. No binding agreement has been signed with Stink Ltd. and there can be no assurance either that such a binding agreement will be entered into or that any transaction with Stink Ltd. will ultimately be consummated. Fortissimo stockholders are advised to make their decision on whether to vote to approve the merger between Fortissimo and Psyop without taking into account whether or not a transaction with Stink Ltd. will ultimately be consummated.

The annual meeting of Fortissimo stockholders, at which the merger between Psyop and Fortissimo will be presented for approval, is scheduled to be held on September 24, 2008 at 10:00 a.m. Eastern Time at the offices of Wilmer Cutler Pickering Hale and Dorr LLP at 399 Park Avenue, New York, New York 10022.

Stockholders are urged to read the Proxy Statement Supplement to be filed in the near future with the Securities and Exchange Commission carefully together with the Proxy Statement, dated August 12, 2008, previously mailed to Fortissimo’s stockholders on or about August 12, 2008. The information contained in the Proxy Statement Supplement replaces and supersedes any inconsistent information set forth in the Proxy Statement. If you need another copy of the Proxy Statement or the Proxy Statement Supplement, once filed, you may obtain it free of charge from Fortissimo by directing such request to: Fortissimo Acquisition Corp., Attention: Secretary, 14 Hamelacha Street, Park Afek, PO Box 11704, Rosh Ha’ayin 48091 Israel, telephone: (011) 972-915-7400. The Definitive Proxy Statement, dated August 12, 2008, and the Proxy Statement Supplement, once filed, may also be found on the Internet at www.sec.gov.

Any stockholder who has cast a vote or elected conversion rights by submitting a proxy may change that vote or election in accordance with the procedures set forth in the Proxy Statement.

About Fortissimo Acquisition Corp.

Fortissimo Acquisition Corp. was formed on December 27, 2005 to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business that has operations or facilities located in Israel, or that is a company operating outside of Israel which management believes would benefit from establishing operations or facilities in Israel. Fortissimo consummated its initial public offering in October 2006. As of July 31, 2008, Fortissimo held approximately $27.9 million in a trust account maintained by an independent trustee, which will be released to Fortissimo upon the consummation of the business combination.

About Psyop, Inc.

Headquartered in New York City, Psyop, Inc. is an award-winning provider of design based 3D animation, innovative visual effects and digital content for the advertising market. The company produces creative advertisements on behalf of premier brands in a variety of industries, including: food and beverage, sports, automotive, retail and financial services. In addition to its creative production for television advertising, Psyop has recently expanded into producing content for other, growing forms of electronic marketing including short themed branded films, ads shown in movie theaters, in-store and site specific presentations and the Internet. For more information, please visit www.psyop.tv.

About Stink Ltd.

Stink Ltd. is an award winning international production company that specializes in producing commercials, music videos, short films and varying “branded” content. Although its main focus has been advertising, its talent has been drawn from an exceptional group of filmmakers, photographers, writers, musicians and other artists affiliated with the advertising and film industry. Stink has established offices in London, Paris and Berlin and has recently worked on several projects in China. For more information, please visit www.stink.tv.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Fortissimo, Psyop and their combined business after completion of the proposed acquisition.

Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of Fortissimo’s and Psyop’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Several factors could cause actual results to differ from those set forth in the forward-looking statements including the risks detailed in Fortissimo’s filings with the Securities and Exchange Commission, including its reports on Form 10-KSB and Form 10-Q, the Proxy Statement and, once it is filed, the Proxy Statement Supplement. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

CONTACT:

Lesley Snyder
The Piacente Group, Inc.
(212) 481-2050
lesley@thepiacentegroup.com